Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 23, 2020		574-235-2000

1st Source Corporation Reports Continuing Record Earnings in 2019,
History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS

•	Net income improved to $91.96 million for the year of 2019, up 11.58% from 2018 and improved to $21.94 million for the fourth quarter of 2019, up 2.31% over the fourth quarter of 2018.

•
Diluted net income per common share improved to $3.57 for the year of 2019, up 12.97% from 2018 and improved to $0.86 for the fourth quarter of 2019, up 4.88% from the prior year’s fourth quarter of $0.82.

•
Return on average assets increased to 1.41% and return on average common shareholders’ equity increased to 11.50% for the full year of 2019 from 1.34% and 11.09%, respectively in 2018. For the fourth quarter of 2019, return on average assets was 1.30% and return on average common shareholders’ equity was 10.56% down from 1.36% and 11.22%, respectively in the fourth quarter of 2018.

•
Net charge-offs of $5.05 million for the full year of 2019 compared to $13.88 million in 2018 and $0.64 million in the fourth quarter of 2019 compared to $2.53 million in the fourth quarter of 2018. Nonperforming assets to loans and leases of 0.37% at December 31, 2019 compared to 0.71% at December 31, 2018.

•	Average loans and leases grew $244.91 million in the full year of 2019, up 5.15% from 2018 and grew $210.64 million, up 4.36% from the fourth quarter of 2018.

•	Average deposits grew $313.07 million in the full year of 2019, up 6.31% from 2018 and grew $326.48 million, up 6.42% from the fourth quarter of 2018.

•	Net interest income increased $9.96 million in the full year of 2019, up 4.66% from 2018 and decreased $0.55 million, or 0.98% from the fourth quarter of 2018.

•
Noninterest income increased $4.08 million in the full year of 2019, up 4.20% from 2018 and increased $1.42 million, up 5.87% from the fourth quarter of 2018. Excluding leased depreciation, noninterest income increased 7.34% for the year and 11.17% for the quarter.

•
Noninterest expenses increased $2.54 million in the full year of 2019 or 1.36% from 2018 and increased $1.66 million or 3.47% from the fourth quarter of 2018. Excluding leased depreciation, noninterest expense increased 2.29% for the year and 5.36% for the quarter.

South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $91.96 million for 2019, an improvement of 11.58% compared to $82.41 million earned in 2018. Fourth quarter net income was $21.94 million, an increase of 2.31% compared to $21.45 million earned in the fourth quarter of 2018. The annual net income comparison was positively impacted by increased net interest income of $9.96 million primarily due to rising lending rates during 2018 and higher average loan and lease balances and a $3.63 million decrease in the provision for loan and lease losses primarily due to fewer charge-offs during the year. Non-recurring 2019 items included $2.25 million ($0.83 million in the fourth quarter) of negative valuation adjustments on repossessed assets, a $1.31 million gain on the sale of our former headquarters building, $0.96 million ($0.64 million in the fourth quarter) in rental income from a repossessed asset and $0.88 million ($0.44 million in the fourth quarter) in FDIC insurance premium credits.

Diluted net income per common share for the year was a record high at $3.57, up 12.97% from the $3.16 earned a year earlier. Diluted net income per common share for the fourth quarter was $0.86, up 4.88% from the $0.82 earned in the fourth quarter of the previous year.
At its January 2020 meeting, the Board of Directors approved a cash dividend of $0.29 per common share, up 7.41% from the $0.27 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 4, 2020 and will be paid on February 14, 2020.
According to Christopher J. Murphy III, Chairman and CEO, “1st Source Corporation again achieved record earnings in 2019 and it was our 32nd consecutive year of dividend growth. Sustained organic growth in average loans and leases and deposits combined with pragmatic and disciplined credit quality decisions continue to yield positive results. Early in the year, we benefited from higher net interest margins. However, due to several Federal Reserve reductions in interest rates during 2019, these margins decreased in the latter part of the year due to lower loan rates and continued competitive rate pressure on deposits.
“We ended the year with statewide recognition of our leadership in small business lending. For the seventh year in a row, the Indiana Small Business Administration (SBA) awarded 1st Source Bank with the Gold Level award in the Community Lender category. The award recognized the Bank’s production of the most SBA loans in the state of Indiana among banks with less than $10 billion in assets. This is a welcome affirmation of our commitment to small businesses throughout the communities we serve. 1st Source Bank was also honored as the first recipient of the inaugural Indiana Rural Lender of the Year award, which recognized us for making the most SBA loans in rural areas of the state. As a community bank with a mission of helping individuals directly or through their businesses realize their dreams, these awards are important proof that our efforts in supporting small businesses and small communities across northern Indiana have been successful, and that we are truly delivering on our mission through the work we do every day.
“I’m also pleased to report that our employees collectively volunteered more than 22,000 hours of their time during 2019 to help individuals and organizations. Community involvement is a pillar of the 1st Source culture, and the commitment our team members show toward the organizations and causes that they are passionate about is inspiring. It is through community leadership, teamwork, integrity, outstanding customer service, and superior quality in all that we do that we are able to help people achieve security, build wealth and realize their dreams.” Mr. Murphy concluded.

FULL YEAR AND FOURTH QUARTER 2019 FINANCIAL RESULTS
Loans
Annual average loans and leases of $5.00 billion increased $244.91 million, up 5.15% from the full year 2018. Quarterly average loans and leases of $5.05 billion increased $210.64 million, up 4.36% in the fourth quarter of 2019 from the year ago quarter and have decreased $44.72 million from the third quarter due to several large payoffs and a decline in seasonal activity in our specialty finance lending offsetting loan growth.

Deposits
Annual average deposits for 2019 were $5.28 billion, an increase of $313.07 million, up 6.31% from 2018. Quarterly average deposits of $5.41 billion grew $326.48 million, up 6.42% for the quarter ended December 31, 2019 compared to the year ago quarter and have increased $51.03 million, up 0.95% compared to the third quarter.
Net Interest Income and Net Interest Margin
For the twelve months of 2019, tax-equivalent net interest income was $224.55 million, an increase of $9.84 million, up 4.58% compared to the full year 2018. Fourth quarter 2019 tax-equivalent net interest income of $55.46 million decreased $0.58 million, or 1.03% from the fourth quarter a year ago and decreased $1.91 million, or 3.32% from the third quarter.
Net interest margin for the year ending December 31, 2019 was 3.67%, a decrease of four basis points from the 3.71% for the year ending December 31, 2018. Net interest margin on a tax-equivalent basis for the year ending December 31, 2019 was 3.68%, a decrease of five basis points from the 3.73% for the year ending December 31, 2018.
Fourth quarter 2019 net interest margin was 3.51%, a reduction of 26 basis points from the 3.77% for the same period in 2018 and a decrease of 16 basis points from the third quarter. Fourth quarter 2019 net interest margin on a fully tax-equivalent basis was 3.52%, a decrease of 26 basis points from the 3.78% for the same period in 2018 and a decrease of 16 basis points from the 3.68% in the third quarter. The decreased yield during the quarter was negatively impacted by one basis point due to zero net interest recoveries in the fourth quarter of 2019 vs. net interest recoveries of $0.31 million during the fourth quarter of 2018. Additionally, the margin continued to see pressure from deposit competition and Federal Reserve interest rate decreases. Loan rates have repriced at a faster pace than deposit rates.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2019 was $101.13 million, up $4.08 million or 4.20% compared to the twelve months ended December 31, 2018. Fourth quarter 2019 noninterest income of $25.58 million increased $1.42 million, or 5.87% from the fourth quarter a year ago and decreased slightly from the third quarter.
Noninterest income during the twelve months ended December 31, 2019 was higher compared to a year ago mainly due to improved mortgage banking income driven by gains on a higher volume of loan sales, increased debit card income from increased customer use, fewer losses on the sale of available-for-sale securities, increased customer swap fees, higher claim proceeds on bank owned life insurance and nonrecurring rental income derived from a repossessed asset. These positives were offset by reduced equipment rental income due to a decrease in the size of the average equipment rental portfolio and less trust and wealth advisory fees resulting from a lower value of assets under management during the first nine months of 2019 compared to the same period in 2018.
The decrease in noninterest income from the third quarter was mainly due to less claim proceeds on bank owned life insurance, fewer partnership investment gains, a reduction in equipment rental income due to a decrease in the size of the average equipment rental portfolio, and decreased debit card income. These negatives were offset by nonrecurring rental income on a repossessed asset and an increase in trust and wealth advisory fees due to stock market recoveries which helped improve the market value of trust assets under management.

Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2019 was $189.01 million, an increase of $2.54 million, or 1.36% compared to the same period a year ago. Fourth quarter 2019 noninterest expense of $49.35 million increased $1.66 million, or 3.47% from the fourth quarter a year ago and increased $2.24 million or 4.76% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were up 5.36% and 2.29% for the fourth quarter and twelve months ended December 31, 2019, respectively.
The increase in noninterest expense for 2019 from 2018 was primarily due to higher salaries as a result of normal merit increases and a slight increase in full-time equivalent employees, increased group insurance costs, a rise in furniture and equipment expense due to increased software maintenance costs, and valuation adjustments on repossessed assets. These increases were offset by higher gains on the sale of fixed assets, reduced insurance expenses due to FDIC assessment credits, lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio, decreased incentive compensation from fewer vestings of share-based compensation arrangements and reduced professional fees from consulting services.
The increase in noninterest expense from the third quarter was mainly due to higher group insurance costs, increased professional fees from consulting services, valuation adjustments on repossessed assets and a rise in furniture and equipment expense due to increased software maintenance costs and computer processing charges. These increases were offset by a decrease in the interest rate swap valuation provision and lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio.
Credit
The reserve for loan and lease losses as of December 31, 2019 was 2.19% of total loans and leases compared to 2.14% at September 30, 2019 and 2.08% at December 31, 2018. Net charge-offs that have been recorded for the full year of 2019 were $5.05 million compared to net charge-offs of $13.88 million in 2018. The majority of the 2019 net charge-offs were related to one relationship within the aircraft portfolio and one relationship in the medium and heavy duty truck portfolio. Overall, Aircraft accounted for 38% and Medium and Heavy Duty Truck accounted for 22% of total net charge-offs for the year. Net charge-offs of $0.64 million were recorded for the fourth quarter of 2019 compared with net charge-offs of $2.53 million in the same quarter a year ago and up from the $0.31 million of net recoveries in the third quarter.
The provision for loan and lease losses was $15.83 million for the twelve months ended December 31, 2019 and $2.95 million for the fourth quarter of 2019, a decrease of $3.63 million and $1.75 million, respectively, compared with the same periods in 2018. The ratio of nonperforming assets to loans and leases was 0.37% as of December 31, 2019, compared to 0.34% on September 30, 2019 and 0.71% on December 31, 2018.

Capital
As of December 31, 2019, the common equity-to-assets ratio was 12.51%, compared to 12.15% at September 30, 2019 and 12.11% a year ago. The tangible common equity-to-tangible assets ratio was 11.38% at December 31, 2019 compared to 11.04% at September 30, 2019 and 10.92% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.55% at December 31, 2019 compared to 12.26% at September 30, 2019 and 12.38% a year ago. During 2019, 325,787 shares were repurchased for treasury reducing common shareholders’ equity by $15.09 million.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 15 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2019 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
AVERAGE BALANCES
Assets	$6,708,475	$6,620,880	$6,270,544	$6,528,274	$6,151,439
Earning assets	6,258,938	6,190,264	5,873,476	6,104,673	5,761,761
Investments	1,044,917	1,024,250	976,856	1,014,659	951,812
Loans and leases	5,046,639	5,091,358	4,835,995	5,000,161	4,755,256
Deposits	5,414,423	5,363,391	5,087,948	5,276,736	4,963,663
Interest bearing liabilities	4,483,686	4,493,376	4,304,067	4,440,905	4,288,617
Common shareholders’ equity	824,361	809,279	758,450	799,736	743,173
Total equity	844,447	819,734	759,220	808,785	743,367
INCOME STATEMENT DATA
Net interest income	$55,296	$57,195	$55,843	$223,866	$213,906
Net interest income - FTE(1)	55,456	57,362	56,034	224,552	214,709
Provision for loan and lease losses	2,951	3,717	4,702	15,833	19,462
Noninterest income	25,577	25,765	24,160	101,130	97,050
Noninterest expense	49,346	47,106	47,691	189,009	186,467
Net income	21,954	24,448	21,446	92,015	82,414
Net income available to common shareholders	21,941	24,438	21,446	91,960	82,414
PER SHARE DATA
Basic net income per common share	$0.86	$0.95	$0.82	$3.57	$3.16
Diluted net income per common share	0.86	0.95	0.82	3.57	3.16
Common cash dividends declared	0.29	0.27	0.25	1.10	0.96
Book value per common share(2)	32.47	31.88	29.56	32.47	29.56
Tangible book value per common share(1)	29.18	28.59	26.30	29.18	26.30
Market value - High	53.42	48.31	54.30	53.42	59.33
Market value - Low	44.12	42.31	38.44	39.11	38.44
Basic weighted average common shares outstanding	25,509,240	25,520,035	25,876,687	25,600,138	25,937,599
Diluted weighted average common shares outstanding	25,509,240	25,520,035	25,876,687	25,600,138	25,937,599
KEY RATIOS
Return on average assets	1.30%	1.46%	1.36%	1.41%	1.34%
Return on average common shareholders’ equity	10.56	11.98	11.22	11.50	11.09
Average common shareholders’ equity to average assets	12.29	12.22	12.10	12.25	12.08
End of period tangible common equity to tangible assets(1)	11.38	11.04	10.92	11.38	10.92
Risk-based capital - Common Equity Tier 1(3)	12.55	12.26	12.38	12.55	12.38
Risk-based capital - Tier 1(3)	13.64	13.33	13.42	13.64	13.42
Risk-based capital - Total(3)	14.90	14.59	14.68	14.90	14.68
Net interest margin	3.51	3.67	3.77	3.67	3.71
Net interest margin - FTE(1)	3.52	3.68	3.78	3.68	3.73
Efficiency ratio: expense to revenue	61.02	56.78	59.61	58.16	59.97
Efficiency ratio: expense to revenue - adjusted(1)	57.87	53.44	55.90	54.65	56.18
Net charge offs (recoveries) to average loans and leases	0.05	(0.02)	0.21	0.10	0.29
Loan and lease loss reserve to loans and leases	2.19	2.14	2.08	2.19	2.08
Nonperforming assets to loans and leases	0.37	0.34	0.71	0.37	0.71

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
END OF PERIOD BALANCES
Assets	$6,622,776	$6,691,070	$6,650,105	$6,379,086	$6,293,745
Loans and leases	5,085,527	5,099,546	5,109,337	4,926,187	4,835,464
Deposits	5,357,326	5,391,679	5,403,845	5,124,091	5,122,322
Reserve for loan and lease losses	111,254	108,941	104,911	101,852	100,469
Goodwill and intangible assets	83,971	83,978	83,985	83,992	83,998
Common shareholders’ equity	828,277	813,167	794,662	778,422	762,082
Total equity	848,636	833,042	804,686	781,101	763,590
ASSET QUALITY
Loans and leases past due 90 days or more	$309	$311	$156	$178	$366
Nonaccrual loans and leases	9,789	10,188	12,212	13,622	27,859
Other real estate	522	629	543	417	299
Repossessions	8,623	6,610	8,799	10,411	6,666
Equipment owned under operating leases	—	—	—	64	126
Total nonperforming assets	$19,243	$17,738	$21,710	$24,692	$35,316
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2019	2019	2019	2018
ASSETS
Cash and due from banks	$67,215	$94,160	$71,910	$94,907
Federal funds sold and interest bearing deposits with other banks	16,150	33,325	24,578	4,172
Investment securities available-for-sale	1,040,583	1,032,185	1,021,786	990,129
Other investments	28,414	28,404	28,404	28,404
Mortgages held for sale	20,277	28,654	19,178	11,290
Loans and leases, net of unearned discount:
Commercial and agricultural	1,132,791	1,175,936	1,173,000	1,073,205
Auto and light truck	588,807	612,921	635,100	559,987
Medium and heavy duty truck	294,824	289,925	300,042	283,544
Aircraft	784,040	805,568	811,163	803,111
Construction equipment	705,451	685,696	686,633	645,239
Commercial real estate	908,177	858,402	835,919	809,886
Residential real estate and home equity	532,003	531,630	529,749	523,855
Consumer	139,434	139,468	137,731	136,637
Total loans and leases	5,085,527	5,099,546	5,109,337	4,835,464
Reserve for loan and lease losses	(111,254)	(108,941)	(104,911)	(100,469)
Net loans and leases	4,974,273	4,990,605	5,004,426	4,734,995
Equipment owned under operating leases, net	111,684	119,171	126,502	134,440
Net premises and equipment	52,219	51,680	51,570	52,139
Goodwill and intangible assets	83,971	83,978	83,985	83,998
Accrued income and other assets	227,990	228,908	217,766	159,271
Total assets	$6,622,776	$6,691,070	$6,650,105	$6,293,745

LIABILITIES
Deposits:
Noninterest bearing demand	$1,216,834	$1,246,063	$1,238,604	$1,217,120
Interest-bearing deposits:
Interest-bearing demand	1,677,200	1,605,602	1,665,456	1,614,959
Savings	814,794	820,409	810,122	822,477
Time	1,648,498	1,719,605	1,689,663	1,467,766
Total interest-bearing deposits	4,140,492	4,145,616	4,165,241	3,905,202
Total deposits	5,357,326	5,391,679	5,403,845	5,122,322
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	120,459	139,417	119,781	113,627
Other short-term borrowings	25,434	57,734	66,228	85,717
Total short-term borrowings	145,893	197,151	186,009	199,344
Long-term debt and mandatorily redeemable securities	71,639	71,520	71,542	71,123
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	140,518	138,914	125,259	78,602
Total liabilities	5,774,140	5,858,028	5,845,419	5,530,155

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2019, September 30, 2019, June 30, 2019, and December 31, 2018, respectively)	436,538	436,538	436,538	436,538
Retained earnings	463,269	448,715	431,091	398,980
Cost of common stock in treasury (2,696,200, 2,696,918, 2,670,462, and 2,421,946 shares at December 31, 2019, September 30, 2019, June 30, 2019, and December 31, 2018, respectively)	(76,702)	(76,716)	(75,380)	(62,760)
Accumulated other comprehensive income (loss)	5,172	4,630	2,413	(10,676)
Total shareholders’ equity	828,277	813,167	794,662	762,082
Noncontrolling interests	20,359	19,875	10,024	1,508
Total equity	848,636	833,042	804,686	763,590
Total liabilities and equity	$6,622,776	$6,691,070	$6,650,105	$6,293,745

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$63,259	$66,807	$62,283	$258,348	$234,455
Investment securities, taxable	5,189	5,056	5,363	20,946	19,356
Investment securities, tax-exempt	297	316	419	1,351	1,857
Other	798	497	452	2,232	1,648
Total interest income	69,543	72,676	68,517	282,877	257,316
Interest expense:
Deposits	12,523	13,524	10,345	50,495	34,631
Short-term borrowings	170	293	718	1,934	2,838
Subordinated notes	907	914	916	3,677	3,625
Long-term debt and mandatorily redeemable securities	647	750	695	2,905	2,316
Total interest expense	14,247	15,481	12,674	59,011	43,410
Net interest income	55,296	57,195	55,843	223,866	213,906
Provision for loan and lease losses	2,951	3,717	4,702	15,833	19,462
Net interest income after provision for loan and lease losses	52,345	53,478	51,141	208,033	194,444
Noninterest income:
Trust and wealth advisory	5,269	4,982	4,974	20,692	21,071
Service charges on deposit accounts	2,835	2,892	2,778	11,010	10,454
Debit card	3,593	3,727	3,462	14,209	13,369
Mortgage banking	1,401	1,362	962	4,698	3,844
Insurance commissions	1,466	1,603	1,477	6,761	6,502
Equipment rental	7,372	7,578	7,957	30,741	31,793
Losses on investment securities available-for-sale	—	—	—	—	(345)
Other	3,641	3,621	2,550	13,019	10,362
Total noninterest income	25,577	25,765	24,160	101,130	97,050
Noninterest expense:
Salaries and employee benefits	25,382	24,434	24,466	97,098	93,857
Net occupancy	2,640	2,635	2,537	10,528	10,041
Furniture and equipment	6,475	6,027	6,491	24,815	23,433
Depreciation — leased equipment	6,006	6,198	6,556	25,128	26,248
Professional fees	2,045	1,603	2,052	6,952	7,680
Supplies and communication	1,710	1,643	1,633	6,454	6,320
FDIC and other insurance	282	260	656	1,795	2,923
Business development and marketing	1,832	1,844	1,191	6,303	6,112
Loan and lease collection and repossession	1,114	697	296	3,402	3,375
Other	1,860	1,765	1,813	6,534	6,478
Total noninterest expense	49,346	47,106	47,691	189,009	186,467
Income before income taxes	28,576	32,137	27,610	120,154	105,027
Income tax expense	6,622	7,689	6,164	28,139	22,613
Net income	21,954	24,448	21,446	92,015	82,414
Net (income) loss attributable to noncontrolling interests	(13)	(10)	—	(55)	—
Net income available to common shareholders	$21,941	$24,438	$21,446	$91,960	$82,414
Per common share:
Basic net income per common share	$0.86	$0.95	$0.82	$3.57	$3.16
Diluted net income per common share	$0.86	$0.95	$0.82	$3.57	$3.16
Cash dividends	$0.29	$0.27	$0.25	$1.10	$0.96
Basic weighted average common shares outstanding	25,509,240	25,520,035	25,876,687	25,600,138	25,937,599
Diluted weighted average common shares outstanding	25,509,240	25,520,035	25,876,687	25,600,138	25,937,599

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$982,839	$5,189	2.09%	$959,104	$5,056	2.09%	$895,204	$5,363	2.38%
Tax-exempt(1)	62,078	365	2.33%	65,146	388	2.36%	81,652	516	2.51%
Mortgages held for sale	21,489	192	3.54%	19,888	190	3.79%	9,018	107	4.71%
Loans and leases, net of unearned discount(1)	5,046,639	63,159	4.97%	5,091,358	66,712	5.20%	4,835,995	62,270	5.11%
Other investments	145,893	798	2.17%	54,768	497	3.60%	51,607	452	3.47%
Total earning assets(1)	6,258,938	69,703	4.42%	6,190,264	72,843	4.67%	5,873,476	68,708	4.64%
Cash and due from banks	73,438			66,046			67,437
Reserve for loan and lease losses	(110,209)			(106,559)			(99,182)
Other assets	486,308			471,129			428,813
Total assets	$6,708,475			$6,620,880			$6,270,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,170,250	$12,523	1.19%	$4,174,746	$13,524	1.29%	$3,932,453	$10,345	1.04%
Short-term borrowings	183,244	170	0.37%	188,562	293	0.62%	241,979	718	1.18%
Subordinated notes	58,764	907	6.12%	58,764	914	6.17%	58,764	916	6.18%
Long-term debt and mandatorily redeemable securities	71,428	647	3.59%	71,304	750	4.17%	70,871	695	3.89%
Total interest-bearing liabilities	4,483,686	14,247	1.26%	4,493,376	15,481	1.37%	4,304,067	12,674	1.17%
Noninterest-bearing deposits	1,244,173			1,188,645			1,155,495
Other liabilities	136,169			119,125			51,762
Shareholders’ equity	824,361			809,279			758,450
Noncontrolling interests	20,086			10,455			770
Total liabilities and equity	$6,708,475			$6,620,880			$6,270,544
Less: Fully tax-equivalent adjustments		(160)			(167)			(191)
Net interest income/margin (GAAP-derived)(1)		$55,296	3.51%		$57,195	3.67%		$55,843	3.77%
Fully tax-equivalent adjustments		160			167			191
Net interest income/margin - FTE(1)		$55,456	3.52%		$57,362	3.68%		$56,034	3.78%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$945,396	$20,946	2.22%	$861,733	$19,356	2.25%
Tax-exempt(1)	69,263	1,662	2.40%	90,079	2,293	2.55%
Mortgages held for sale	15,601	610	3.91%	8,190	372	4.54%
Loans and leases, net of unearned discount(1)	5,000,161	258,113	5.16%	4,755,256	234,450	4.93%
Other investments	74,252	2,232	3.01%	46,503	1,648	3.54%
Total earning assets(1)	6,104,673	283,563	4.65%	5,761,761	258,119	4.48%
Cash and due from banks	67,726			64,853
Reserve for loan and lease losses	(105,340)			(99,258)
Other assets	461,215			424,083
Total assets	$6,528,274			$6,151,439

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,105,097	$50,495	1.23%	$3,893,999	$34,631	0.89%
Short-term borrowings	205,911	1,934	0.94%	265,041	2,838	1.07%
Subordinated notes	58,764	3,677	6.26%	58,764	3,625	6.17%
Long-term debt and mandatorily redeemable securities	71,133	2,905	4.08%	70,813	2,316	3.27%
Total interest-bearing liabilities	4,440,905	59,011	1.33%	4,288,617	43,410	1.01%
Noninterest-bearing deposits	1,171,639			1,069,664
Other liabilities	106,945			49,791
Shareholders’ equity	799,736			743,173
Noncontrolling interests	9,049			194
Total liabilities and equity	$6,528,274			$6,151,439
Less: Fully tax-equivalent adjustments		(686)			(803)
Net interest income/margin (GAAP-derived)(1)		$223,866	3.67%		$213,906	3.71%
Fully tax-equivalent adjustments		686			803
Net interest income/margin - FTE(1)		$224,552	3.68%		$214,709	3.73%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2019	2019	2018	2019	2018
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$69,543	$72,676	$68,517	$282,877	$257,316
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	92	95	94	375	367
(C)	- Tax-exempt investment securities	68	72	97	311	436
(D)	Interest income - FTE (A+B+C)	69,703	72,843	68,708	283,563	258,119
(E)	Interest expense (GAAP)	14,247	15,481	12,674	59,011	43,410
(F)	Net interest income (GAAP) (A–E)	55,296	57,195	55,843	223,866	213,906
(G)	Net interest income - FTE (D–E)	55,456	57,362	56,034	224,552	214,709
(H)	Annualization factor	3.967	3.967	3.967	1.000	1.000
(I)	Total earning assets	$6,258,938	$6,190,264	$5,873,476	$6,104,673	$5,761,761
	Net interest margin (GAAP-derived) (F*H)/I	3.51%	3.67%	3.77%	3.67%	3.71%
	Net interest margin - FTE (G*H)/I	3.52%	3.68%	3.78%	3.68%	3.73%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$55,296	$57,195	$55,843	$223,866	$213,906
(G)	Net interest income - FTE	55,456	57,362	56,034	224,552	214,709
(J)	Plus: noninterest income (GAAP)	25,577	25,765	24,160	101,130	97,050
(K)	Less: gains/losses on investment securities and partnership investments	(132)	(374)	(57)	(653)	(320)
(L)	Less: depreciation - leased equipment	(6,006)	(6,198)	(6,556)	(25,128)	(26,248)
(M)	Total net revenue (GAAP) (F+J)	80,873	82,960	80,003	324,996	310,956
(N)	Total net revenue - adjusted (G+J–K–L)	74,895	76,555	73,581	299,901	285,191
(O)	Noninterest expense (GAAP)	49,346	47,106	47,691	189,009	186,467
(L)	Less: depreciation - leased equipment	(6,006)	(6,198)	(6,556)	(25,128)	(26,248)
(P)	Noninterest expense - adjusted (O–L)	43,340	40,908	41,135	163,881	160,219
	Efficiency ratio (GAAP-derived) (O/M)	61.02%	56.78%	59.61%	58.16%	59.97%
	Efficiency ratio - adjusted (P/N)	57.87%	53.44%	55.90%	54.65%	56.18%

		End of Period
		December 31,	September 30,	December 31,
		2019	2019	2018
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$828,277	$813,167	$762,082
(R)	Less: goodwill and intangible assets	(83,971)	(83,978)	(83,998)
(S)	Total tangible common shareholders’ equity (Q–R)	$744,306	$729,189	$678,084
(T)	Total assets (GAAP)	6,622,776	6,691,070	6,293,745
(R)	Less: goodwill and intangible assets	(83,971)	(83,978)	(83,998)
(U)	Total tangible assets (T–R)	$6,538,805	$6,607,092	$6,209,747
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.51%	12.15%	12.11%
	Tangible common equity-to-tangible assets ratio (S/U)	11.38%	11.04%	10.92%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$828,277	$813,167	$762,082
(V)	Actual common shares outstanding	25,509,474	25,508,756	25,783,728
	Book value per common share (GAAP-derived) (Q/V)*1000	$32.47	$31.88	$29.56
	Tangible common book value per share (S/V)*1000	$29.18	$28.59	$26.30
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